As filed with the Securities and Exchange Commission on December 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1533912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Bianco, M.D.

President and Chief Executive Officer

Cell Therapeutics, Inc.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Brophy Christensen, Jr., Esq. Eric C. Sibbitt, Esq. O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, California 94111-3823 (415) 984-8700	Lisa Luebeck, Esq. Cell Therapeutics, Inc. 3101 Western Avenue, Suite 600 Seattle, Washington 98121 (206) 282-7100

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value per share	679,040	$1.88	$1,276,595.20	$164.43

(1)	Includes 543,232 shares initially exercisable pursuant to the terms of a previously issued warrant, and an additional 135,808 shares that may subsequently become issuable pursuant to the terms of the warrant. This registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock of the registrant.
(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $1.95 and low $1.81 sales prices of the registrant’s common stock on The NASDAQ Capital Market on December 9, 2013. The registrant is not selling any shares of common stock in this offering and, therefore, will not receive any proceeds from this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 2013

PRELIMINARY PROSPECTUS

CELL THERAPEUTICS, INC.

Up to 679,040 Shares of Common Stock, issuable upon exercise of outstanding Warrant to Purchase Shares of Common Stock

issued on March 26, 2013

On March 26, 2013, we issued a Warrant to Purchase Shares of Common Stock (the “Warrant”) to Hercules Technology Growth Capital, Inc. (“Hercules”). In connection with our registration obligations under the Warrant, this prospectus relates to the issuance of up to 679,040 shares of our common stock, no par value per share, issuable upon the exercise of the Warrant. Such Warrant has an exercise price of $1.1045 and an expiration date of March 26, 2018. The Warrant is currently exercisable into 543,232 shares of our common stock, which amount may be increased by up to 135,808 shares if Hercules makes an additional term loan advance to us.

We will not receive any of the proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. However, we will receive the exercise price of the Warrant if exercised for cash.

The Warrant was initially issued to Hercules in a private offering that was not registered under the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario, or the MTA, stock market in Italy under the symbol “CTIC.” On December 9, 2013, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.82 per share.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section for a discussion of material risks you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. This prospectus relates to the offer of up to 679,040 shares of our common stock to be offered from time to time upon the exercise of the Warrant. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, the terms “CTI,” “Company,” “registrant,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc., a Washington corporation, and its subsidiaries, unless the context otherwise requires. “CTI” “Opaxio” and “PIXUVRI” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus, as supplemented from time to time, are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.celltherapeutics.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 28, 2013;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 2, 2013, July 31, 2013 and October 30, 2013, respectively;

•	our Proxy Statement on Schedule 14A filed with the SEC on May 13, 2013;

•	our Current Reports on Form 8-K filed with the SEC on March 22, 2013, March 27, 2013, March 28, 2013 (other than Item 7.01), April 9, 2013, June 24, 2013, June 26, 2013 (other than Item 7.01), July 1, 2013 (Item 5.02 only), September 18, 2013 and November 15, 2013 (other than Item 7.01); and

•	the description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Cell Therapeutics, Inc.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, without limitation:

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any projections of cash resources, revenues, operating expenses or other financial terms;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products or services;

•	any statements on plans regarding proposed or potential preclinical development, clinical trials or new drug filing strategies or timelines;

•	any statements regarding the launch of PIXUVRI® (pixantrone), or PIXUVRI, in any jurisdiction;

•	any statements regarding the ability of PIXUVRI to prove safe and effective for the treatment of relapsed or refractory aggressive B-cell non-Hodgkin lymphoma, or NHL, and/or other tumors as determined by the European Medicines Agency, or EMA;

•	any statements regarding the ability of tosedostat to prove safe and effective for the treatment of patients with relapsed/refractory acute myeloid leukemia or myelodysplastic syndromes as determined by the U.S. Food and Drug Administration, or the FDA and/or the EMA;

•	any statements regarding the ability of pacritinib to prove safe and effective for the treatment of patients with myelofibrosis as determined by the FDA and/or the EMA, satisfy a medical need not currently addressed with existing non-selective JAK1/JAK2 inhibitors, or be differentiated due to its high target selectivity;

•	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement, including any agreement with Baxter International Inc., Baxter Healthcare Corporation and Baxter Healthcare SA, or collectively, Baxter, or Chroma Therapeutics Ltd. or its affiliates, including whether or not such partner will elect to participate, terminate or otherwise make elections under any such agreement or whether any regulatory authorizations required to enable such agreement will be obtained;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market, or NASDAQ;

•	any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in “Part II—Item 1A. Risk Factors” in

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a biopharmaceutical company committed to the development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable.

Corporate Information

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, and our phone number is (206) 282-7100. Our website is located at www.celltherapeutics.com; however, the information in, or that can be accessed through, our website is not part of this prospectus.

The Offering

Securities we are offering pursuant to this prospectus:	Up to 679,040 shares of our common stock upon the exercise of the Warrant (543,232 of which is currently issuable, which may be increased by 135,808 shares if Hercules makes an additional term loan advance to us).

NASDAQ and MTA symbol:	CTIC

Use of proceeds after expenses:	In connection with any potential exercise of the Warrant, we may receive an aggregate of approximately $750,000 in proceeds after deducting expenses. However, as we are unable to predict the timing or amount of potential exercises of the Warrant, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. It is possible that the Warrant may expire and may never be exercised.

Risk Factors:	See “Risk Factors” beginning on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision.

Common stock to be outstanding before this offering:	145,487,107 shares (excluding the number of shares of common stock issuable upon exercise of the Warrant).

Common stock to be outstanding after this offering:	146,166,147 shares (assuming the Warrant becomes exercisable for an additional 135,808 shares and all of the Warrant is exercised).

RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 2, 2013, July 31, 2013 and October 30, 2013, respectively, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Risks Related to Holders of our Common Stock

We are dependent upon our collaborative relationship with Baxter to further develop and commercialize our lead product candidate, pacritinib, and if our relationship were not to be successful, we may not be able to effectively develop and/or commercialize pacritinib, which could have a material adverse effect on our business.

Under our collaboration agreement with Baxter, dated November 14, 2013, we rely heavily on Baxter to collaborate with us in respect of the development and global commercialization of our lead product candidate, pacritinib. As a result of our dependence on our relationship with Baxter, the eventual success or commercial viability of pacritinib is, to a certain extent, beyond our control. The contingent financial returns under our collaboration with Baxter depend in large part on the achievement of development and commercialization milestones, plus a share of revenues from any sales. Therefore, our success, and any associated future financial returns to us and our investors, will depend in large in part on the performance of both Baxter and us under the collaboration agreement.

We are subject to a number of additional specific risks associated with our dependence on our collaborative relationship with Baxter, including:

•	possible disagreements between Baxter and us as to the timing, nature and extent of our development plans, including clinical trials or regulatory approval strategy;

•	changes in personnel at Baxter who are key to the collaboration efforts; and

•	possible disagreements with Baxter regarding ownership of proprietary rights.

If either we or Baxter fail to perform our respective obligations or effectively manage our relationship, such occurrence could cause clinical trial, regulatory approval or development progress to be significantly delayed or halted, could result in costly or time consuming dispute resolution and could have a material adverse effect on our business.

If Baxter’s business strategy changes, it may adversely affect the development and commercialization of pacritinib.

Baxter may change its business strategy. Decisions by Baxter to alter its participation in the oncology field or to add potentially competitive agents to its portfolio could result in a decision to terminate the collaboration agreement. In the event of an early termination of the collaboration agreement, among other things, we would have responsibility for paying remaining development costs. Any such termination could adversely affect the timing and extent of development and commercialization activities with respect to pacritinib, which could cause delays and funding shortfalls impacting those activities and could have a material adverse effect on our business.

The market price of shares of our common stock is extremely volatile, which may affect our ability to raise capital in the future and may subject the value of your investment in our securities to sudden decreases.

The market price for securities of biopharmaceutical and biotechnology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended December 9, 2013, our stock price has ranged from a low of $0.97 to a high of $2.17. Fluctuations in the trading price or liquidity of our common stock may harm the value of your investment in our common stock.

Factors that may have a significant impact on the market price and marketability of our securities include:

•	announcements by us or others of results of preclinical testing and clinical trials and regulatory actions;

•	announcements by us or others of serious adverse events that have occurred during administration of our products to patients;

•	announcements of technological innovations or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;

•	our issuance of debt, equity or other securities, which we need to pursue to generate additional funds to cover our operating expenses;

•	our quarterly operating results;

•	developments or disputes concerning patent or other proprietary rights;

•	developments in our relationships with collaborative partners;

•	acquisitions or divestitures;

•	our ability to realize the anticipated benefits of pacritinib;

•	litigation and government proceedings;

•	adverse legislation, including changes in governmental regulation;

•	third-party reimbursement policies;

•	changes in securities analysts’ recommendations;

•	short selling;

•	changes in health care policies and practices;

•	a failure to achieve previously announced goals and objectives as or when projected;

•	halting or suspension of trading in our common stock on The NASDAQ Capital Market by NASDAQ or on the MTA by CONSOB, or the Borsa Italiana; and

•	general economic and market conditions.

Shares of common stock are equity securities and are subordinate to any preferred stock we may issue and to any existing or future indebtedness.

Shares of our common stock rank junior to any shares of our preferred stock that we may issue in the future and to our existing indebtedness, including our senior secured term loan agreement, or future indebtedness we may incur and to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Our senior secured term loan agreement restricts, and any future indebtedness and preferred stock may restrict, payment of dividends on our common stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to shareholders generally.

Future sales or other dilution of our equity may harm the market price of shares of our common stock.

We expect to issue additional equity securities to fund our operating expenses as well as for other purposes. The market price of our shares of common stock or preferred stock could decline as a result of sales of a large number of shares of our common stock or preferred stock or similar securities in the market, or the perception that such sales could occur in the future.

Anti-takeover provisions in our charter documents, in our shareholder rights plan, or rights plan, and under Washington law could make removal of incumbent management or an acquisition of us, which may be beneficial to our shareholders, more difficult.

Provisions of our amended and restated articles of incorporation and bylaws may have the effect of deterring or delaying attempts by our shareholders to remove or replace management, to commence proxy contests, or to effect changes in control. These provisions include:

•	a classified board of directors so that only approximately one-third of our board of directors is elected each year;

•	elimination of cumulative voting in the election of directors;

•	procedures for advance notification of shareholder nominations and proposals;

•	the ability of our board of directors to amend our amended and restated bylaws without shareholder approval; and

•	the ability of our board of directors to issue shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, privileges and preferences as the board of directors may determine.

Pursuant to our rights plan, an acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions, could result in the exercisability of the preferred stock purchase right accompanying each share of our common stock (except those held by a 20% shareholder, which become null and void), thereby entitling the holder to receive upon exercise, in lieu of a number of units of preferred stock, that number of shares of our common stock having a market value of two times the exercise price of the right. The existence of our rights plan could have the effect of delaying, deterring or preventing a third party from making an acquisition proposal for us and may inhibit a change in control that some, or a majority, of our shareholders might believe to be in their best interest or that could give our shareholders the opportunity to realize a premium over the then-prevailing market prices for their shares. In addition, as a Washington corporation, we are subject to Washington’s antitakeover statute which imposes restrictions on some transactions between a corporation and certain significant shareholders. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

USE OF PROCEEDS

In connection with any potential exercise of the Warrant, we may receive up to an aggregate of approximately $750,000 in proceeds after deducting expenses. However, as we are unable to predict the timing or amount of potential exercises of the Warrant, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. It is possible that the Warrant may expire and may never be exercised.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our second amended and restated bylaws, which we refer to as our bylaws, and all applicable provisions of Washington law. Our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

General

We are authorized to issue 215,000,000 shares of common stock, no par value, and 333,333 shares of preferred stock, no par value. As of December 9, 2013, there were 145,487,107 shares of common stock outstanding, warrants to purchase approximately 7,696,831 shares of common stock outstanding (including up to an additional 135,808 shares issuable under the Warrant only if Hercules makes an additional term loan advance to us) and no shares of preferred stock outstanding. In addition, as of December 9, 2013, 10,113,891 shares of common stock were reserved for issuance under our equity compensation plans, 40,291 shares of common stock were reserved for issuance under our employee stock purchase plan and 13 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights.

Common Stock

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

General Description of Preferred Stock

Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

The Warrant

The Warrant was initially issued to Hercules in a private offering that was not registered under the Securities Act. The Warrant has an exercise price of $1.1045 and an expiration date of March 26, 2018. The Warrant is currently exercisable into 543,232 shares of our common stock, which amount may be increased to 679,040 shares if Hercules makes an additional term loan advance to us.

The number of shares of our common stock issuable upon exercise and the exercise price per share of the Warrant is subject to adjustment in certain circumstances. The Warrant also contains a cashless exercise option regardless of the effectiveness of a registration statement covering the shares issuable upon exercise.

The registration statement of which this prospectus forms a part has been filed to satisfy our obligation to register the shares.

Anti-Takeover Effects of Provisions of Washington Law, Our Articles of Incorporation and Bylaws and Our Rights Plan

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

Our board of directors is divided into three approximately equal classes of directors serving staggered three-year terms. In addition, our articles of incorporation provide that directors may be removed from office only at a meeting of the shareholders called expressly for that purpose and only for “cause.” Our articles of incorporation limit “cause” to willful misfeasance having a material adverse effect on us or conviction of a felony, provided that any action by a director shall not constitute “cause” if, in good faith, the director believed the action to be in, or not opposed to, our best interests or if the director is entitled to be indemnified with respect to such action under applicable law, our articles of incorporation or bylaws or a contract with us. Further, our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

Under our rights plan with Computershare Trust Company, N.A., as rights agent, dated as of December 28, 2009 and amended on August 31 and December 3, 2012, preferred stock purchase rights are attached to, and trade with, all of the shares of common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). Each right, if and when it becomes exercisable, will entitle the holder to purchase one ten-thousandth of a share of Series ZZ Junior Participating Cumulative Preferred Stock for $8.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of common stock, or in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0001 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on December 3, 2015, unless the rights are previously redeemed or exchanged by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.”

PLAN OF DISTRIBUTION

The shares of our common stock underlying the Warrant are being offered directly by us, without an underwriter, and the holder of the Warrant may purchase the shares of our common stock directly from us by exercising its outstanding Warrant. The holder of the Warrant could be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.

LEGAL MATTERS

Certain legal matters relating solely to Washington law in connection with the securities offered hereby will be passed upon for us by Karr Tuttle Campbell, Seattle, Washington.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the offering described in this registration statement.

Securities and Exchange Commission registration fee		$164.43
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act, or the WBCA, authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, illegal corporate losses or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VII of the registrant’s articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders. Article VII also provides that no amendment or repeal of such Article shall adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article IX of the registrant’s second amended and restated bylaws provide for, among other things, the indemnification by the registrant of its directors and officers and the advancement of expenses. The registrant has entered into an indemnification agreement with each of its executive officers and directors in which the registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. The form of such indemnification agreement is attached as Exhibit 10.19 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002.

The directors and officers of the registrant also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy we maintain for such purpose.

Item 16. Exhibits

Exhibit Number	Description

4.1	Registrant’s Amended and Restated Articles of Incorporation, as amended. (1)

4.2	Registrant’s Second Amended and Restated Bylaws. (2)

4.3	Specimen Common Stock Certificate. (3)

4.4	Warrant Agreement, dated March 26, 2013, by and between Cell Therapeutics, Inc. and Hercules Technology Growth Capital, Inc. (4)

5.1	Opinion of Karr Tuttle Campbell.

15.1	Letter regarding unaudited interim financial information from Marcum LLP, Independent Registered Public Accounting Firm.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Karr Tuttle Campbell (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-153358), filed on September 5, 2008, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 9, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 13, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 21, 2009, Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A, filed on December 28, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 19, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 5, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 17, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 22, 2010, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on January 18, 2011, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 24, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 18, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 17, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 15, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 14, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 31, 2012, Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 5, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 11, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 26, 2013, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 18, 2013 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2013.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 22, 2010.

(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10/A filed on June 27, 1996.

(4)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 28, 2013.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 10th day of December, 2013.

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco
James A. Bianco, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cell Therapeutics, Inc., a Washington corporation, do hereby constitute and appoint James A. Bianco, M.D. and Louis A. Bianco, and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things in our name and on our behalf in our capacities as officers and directors and to execute any and all instruments for us and in our names in the capacities indicated below which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip M. Nudelman	Chairman of the Board and Director	December 10, 2013
Phillip M. Nudelman, Ph.D.

/s/ James A. Bianco	President, Chief Executive Officer and	December 10, 2013
James A. Bianco, M.D.	Director (Principal Executive Officer)

/s/ Louis A. Bianco	Executive Vice President, Finance and	December 10, 2013
Louis A. Bianco	Administration (Principal Financial Officer and Principal Accounting Officer)

/s/ John H. Bauer	Director	December 10, 2013
John H. Bauer

/s/ Vartan Gregorian	Director	December 10, 2013
Vartan Gregorian, Ph.D.

/s/ Richard L. Love	Director	December 10, 2013
Richard L. Love

/s/ Mary O. Mundinger	Director	December 10, 2013
Mary O. Mundinger, DrPH

/s/ Jack W. Singer	Director	December 10, 2013
Jack W. Singer, M.D.

/s/ Frederick W. Telling	Director	December 10, 2013
Frederick W. Telling, Ph.D.

/s/ Reed V. Tuckson	Director	December 10, 2013
Reed V. Tuckson, M.D.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registrant’s Amended and Restated Articles of Incorporation, as amended. (1)

4.2	Registrant’s Second Amended and Restated Bylaws. (2)

4.3	Specimen Common Stock Certificate. (3)

4.4	Warrant Agreement, dated March 26, 2013, by and between Cell Therapeutics, Inc. and Hercules Technology Growth Capital, Inc. (4)

5.1	Opinion of Karr Tuttle Campbell.

15.1	Letter regarding unaudited interim financial information from Marcum LLP, Independent Registered Public Accounting Firm.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Karr Tuttle Campbell (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-153358), filed on September 5, 2008, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 9, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 13, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 21, 2009, Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A, filed on December 28, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 19, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 5, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 17, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 22, 2010, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on January 18, 2011, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 24, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 18, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 17, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 15, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 14, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 31, 2012, Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 5, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 11, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 26, 2013, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 18, 2013 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2013.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 22, 2010.

(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10/A filed on June 27, 1996.

(4)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 28, 2013.